Exhibit 99.1

Investor Contact: Derek Fiebig (954) 769-2227 fiebigd@autonation.com Media Contact: Lisa Rhodes Ryans (954) 769-4120 publicrelations@autonation.com

AutoNation Reports First Quarter 2025 Results
•Revenue up 4% on a same store basis driven by new vehicle growth of 10%
•EPS $4.45 and Adjusted EPS $4.68, down 1% and up 4%, respectively, as compared to the prior year
•Record After-Sales gross profit of $568 million
•Acquisitions of $70 million, adding $220 million of annualized revenue to Domestic and Import segments
•Share repurchases of $225 million
FORT LAUDERDALE, Fla., (April 25, 2025) — AutoNation, Inc. (NYSE: AN) today reported first quarter 2025 revenue of $6.7 billion, an increase of 4% compared to the same period a year ago on a same-store basis. For the quarter, EPS was $4.45 and adjusted EPS was $4.68, compared to $4.49 a year ago. Reconciliations of non-GAAP financial measures are included in the attached financial tables.

“Our results for the first quarter were strong across the board. We achieved significant new vehicle volume growth, we gained share in the markets in which we compete, we delivered on our focus to improve unit profitability in used vehicles, Customer Financial Services continued to perform, and we delivered record After-Sales profits,” said Mike Manley, AutoNation Chief Executive Officer. “Our operating cash generation and cash conversion were significant, allowing us to deploy capital for both share repurchases and accretive acquisitions and, while there remains uncertainty around the impact of tariffs, the strength of AutoNation’s business model has proven to be durable through all economic environments. AutoNation’s multiple revenue streams, flexible cost structure, cash flow generation, and balance sheet position us to continue to deliver robust results,” Manley added.

Operational Summary
First Quarter 2025 compared to the year-ago period:

Selected GAAP Financial Data
($ in millions, except per share data)
	Three Months Ended March 31,
	2025	2024	YoY
Revenue	$6,690.4	$6,485.7	3%
Gross Profit	$1,219.9	$1,197.9	2%
Operating Income	$336.0	$340.3	-1%
Net Income	$175.5	$190.1	-8%
Diluted EPS	$4.45	$4.49	-1%

Same-store Revenue	$6,655.0	$6,380.8	4%
Same-store Gross Profit	$1,213.6	$1,179.0	3%

Same-store New Vehicle Retail Unit Sales	62,379	58,227	7%
Same-store Used Vehicle Retail Unit Sales	66,787	67,850	-2%

Selected Non-GAAP Financial Data*
($ in millions, except per share data)
	Three Months Ended March 31,
	2025	2024	YoY
Adjusted Operating Income	$334.5	$347.6	-4%
Adjusted Net Income	$184.2	$190.1	-3%
Adjusted Diluted EPS	$4.68	$4.49	4%
*Reconciliations of non-GAAP financial measures are included in the attached financial tables.

•Same-store Revenue – $6.7 billion, increased $0.3 billion or 4% from a year ago, reflecting increased new vehicle unit sales and higher average new vehicle selling prices.
◦New Vehicle Revenue – $3.2 billion, an increase of $300 million or 10%.
◦Used Vehicle Revenue – $1.9 billion, a decrease of $68 million or 3%.
◦After-Sales Revenue – $1.2 billion, an increase of $23 million or 2%.
◦Customer Financial Services Revenue – $349 million, an increase of $19 million or 6%.
•Same-store Gross Profit – $1.2 billion, an increase of $35 million or 3% from a year ago.
◦New Vehicle Gross Profit – $175 million, a decrease of $19 million reflecting unit profitability of $2,804 compared to $3,335 a year ago, partially offset by a 7% increase in unit sales.
◦Used Vehicle Gross Profit – $123 million, an increase of $13 million reflecting unit profitability of $1,672 compared to $1,478 a year ago, partially offset by a 2% decrease in unit sales.
◦After-Sales Gross Profit – $566 million, an increase of $22 million or 4%. Gross profit per service day increased 5%.
◦Customer Financial Services Gross Profit – $349 million, an increase of $19 million or 6%, reflecting unit profitability of $2,703, compared to $2,621 a year ago, and a 2% increase in retail unit sales.
•SG&A as a Percentage of Gross Profit – was 67.4%, or 67.5% on an adjusted basis, up from 65.6% on an adjusted basis in the prior year and was in-line with the previously communicated expected range for the quarter.

Segment Results
Segment results(1) for the first quarter of 2025 were as follows:
•Domestic – Domestic Segment Income(2) was $69 million compared to $75 million a year ago, a decrease of 8%. Revenue of $1.7 billion was down 2%.
•Import – Import Segment Income(2) was $126 million compared to $129 million a year ago, a decrease of 2%. Revenue of $2.0 billion was up 3%.
•Premium Luxury – Premium Luxury Segment Income(2) was $179 million compared to $172 million a year ago, an increase of 4%. Revenue of $2.6 billion was up 7%.
•AutoNation Finance – AutoNation Finance income was $0.1 million compared to a loss of $5.0 million a year ago. Year-over-year results reflect higher net interest margin and continued operating efficiencies, partially offset by higher non-cash credit provisioning related to significant loan origination growth.

Capital Allocation, Liquidity, and Leverage
For the quarter, cash used in operating activities was $53 million, auto loans receivable, net, increased $365 million, capital expenditures were $75 million, and adjusted free cash flow was $237 million, or 129% of adjusted net income. In March, the Company acquired a Ford store and a Mazda store for $70 million. These stores had approximately $220 million full year 2024 revenue and are located near existing AutoNation dealerships in Colorado, allowing AutoNation to drive significant scale synergies and attractive projected returns. During the quarter, AutoNation repurchased 1.4 million shares of common stock for an aggregate purchase price of $225 million, or approximately $165 per share. Year-to-date through April 23, 2025, AutoNation has been able to repurchase 1.5 million shares for an aggregate purchase price of $254 million, or approximately $164 per share, well below the Company’s estimated intrinsic per share value. AutoNation has more than $607 million of repurchase authorization remaining under its current share repurchase program.

As of March 31, 2025, AutoNation had $1.6 billion of liquidity, including $71 million in cash and $1.5 billion of availability under its revolving credit facility, net of commercial paper borrowings. The Company’s covenant leverage ratio was 2.56x at quarter end and the Company had $4.0 billion of non-vehicle debt outstanding. During the first quarter, the Company issued $500 million of 5.89% Notes due in March 2035.

The first quarter conference call may be accessed by telephone at 833-470-1428 (Conference ID:769886) at 9:00 a.m. Eastern Time today or on AutoNation’s investor relations website at investors.autonation.com.

The webcast will also be available on AutoNation’s website following the call under “Events & Presentations.” A playback of the conference call will be available after 12:00 p.m. Eastern Time on April 25, 2025, through May 16, 2025, by calling 866-813-9403 (Conference ID: 632312). Additional information regarding AutoNation’s results can be found in the Investor Presentation available at investors.autonation.com.
(1)AutoNation has four reportable segments: Domestic, Import, Premium Luxury, and AutoNation Finance. The Domestic segment is comprised of stores that sell vehicles manufactured by General Motors, Ford, and Stellantis; the Import segment is primarily comprised of stores that sell vehicles manufactured by Toyota, Honda, Hyundai, Subaru, and Nissan; and the Premium Luxury segment is primarily comprised of stores that sell vehicles manufactured by Mercedes-Benz, BMW, Lexus, Audi, and Jaguar Land Rover. AutoNation Finance is our captive auto finance company, which provides indirect financing to qualified retail customers on vehicles we sell.
(2)    Segment income for the Domestic, Import, and Premium Luxury reportable segments is defined as operating income less floorplan interest expense and is a non-GAAP measure.

About AutoNation, Inc.
AutoNation, one of the largest automotive retailers in the United States, offers innovative products, exceptional services, and comprehensive solutions, and empowers its customers to make the best decisions for their needs. With a nationwide network of dealerships strengthened by a recognized brand, we offer a wide variety of new and used vehicles, customer financing, parts, and expert maintenance and repair services. Through DRV PNK, we have raised over $40 million for cancer-related causes, demonstrating our commitment to making a positive difference in the lives of our Associates, Customers, and the communities we serve.

Please visit www.autonation.com, investors.autonation.com, and www.x.com/autonation, where AutoNation discloses additional information about the Company, its business, and its results of operations.
NON-GAAP FINANCIAL
This news release and the attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, which exclude certain items disclosed in the attached financial tables. As required by SEC rules, the Company provides reconciliations of these measures to the most directly comparable GAAP measures. The Company believes that these non-GAAP financial measures improve the transparency of the Company's disclosure, provide a meaningful presentation of the Company's results excluding the impact of items not related to the Company's ongoing core business operations, and improve the period-to-period comparability of the Company's results from its core business operations. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated and presented in accordance with GAAP.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as “anticipates,” “expects,” “estimates,” “intends,” “goals,” “targets,” “projects,” “plans,” “believes,” “continues,” “may,” “will,” “could,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements regarding our strategic initiatives, partnerships, and investments, including AutoNation Finance, statements regarding potential tariff-related impacts and the future performance of our business and the automotive retail industry, including during 2025, and other statements that describe our objectives, goals, or plans, are forward-looking statements. Our forward-looking statements reflect our current expectations concerning future results and events, and they involve known and unknown risks, uncertainties, and other factors that are difficult to predict and may cause our actual results, performance, or achievements to be materially different from any future results, performance, and achievements expressed or implied by these statements. These risks, uncertainties, and other factors include, among others: economic conditions, including changes in tariffs, unemployment, interest, and/or inflation rates, consumer demand, and fuel prices; our ability to implement successfully our strategic acquisitions, initiatives, partnerships, and investments, including our investments in digital and online capabilities; our ability to maintain or improve gross profit margins; our ability to maintain or gain market share; legal, reputational, and financial risks resulting from cyber incidents and the potential impact on our operating results; the receipt of any insurance or other recoveries in connection with any cyber incidents; our ability to successfully implement and maintain expense controls; our ability to maintain and enhance our retail brands and reputation and to attract consumers to our own digital channels; our ability to acquire and integrate successfully new acquisitions; restrictions imposed by vehicle manufacturers and our ability to obtain manufacturer approval for franchise acquisitions; the success and financial viability and the incentive and marketing programs of vehicle manufacturers and distributors with which we hold franchises; natural disasters and other adverse weather events; the resolution of legal and administrative proceedings; regulatory factors affecting our business, including fuel economy requirements; factors affecting our goodwill and other intangible asset impairment testing; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Forward-looking statements contained in this news release speak only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

AUTONATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

	Three Months Ended March 31,
	2025	2024
Revenue:
New vehicle	$3,248.1	$2,979.3
Used vehicle	1,922.4	1,996.1
Parts and service	1,164.0	1,172.4
Finance and insurance, net	352.5	334.7
Other	3.4	3.2
Total revenue	6,690.4	6,485.7
Cost of sales:
New vehicle	3,073.2	2,783.4
Used vehicle	1,797.9	1,884.6
Parts and service	596.3	616.6
Other	3.1	3.2
Total cost of sales	5,470.5	5,287.8
Gross profit	1,219.9	1,197.9
AutoNation Finance income (loss)	0.1	(5.0)
Selling, general, and administrative expenses	821.9	793.1
Depreciation and amortization	61.8	58.3
Other expense, net(1)	0.3	1.2
Operating income	336.0	340.3
Non-operating income (expense) items:
Floorplan interest expense	(46.5)	(49.4)
Other interest expense	(42.3)	(44.6)
Other income (loss), net(2)	(13.2)	7.0
Income before income taxes	234.0	253.3
Income tax provision	58.5	63.2
Net income	$175.5	$190.1

Diluted earnings per share	$4.45	$4.49
Diluted weighted average common shares outstanding	39.4	42.3

Common shares outstanding, net of treasury stock, at period end	37.9	41.6

(1)Includes net gains on property divestitures and asset impairments.
(2)Both periods reflect losses on a minority equity investment. Current period includes losses and prior period includes gains related to changes in the cash surrender value of corporate-owned life insurance for deferred compensation plan participants.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended March 31,
	2025	2024	$ Variance	% Variance
Revenue:
New vehicle	$3,248.1	$2,979.3	$268.8	9.0
Retail used vehicle	1,792.1	1,833.8	(41.7)	(2.3)
Wholesale	130.3	162.3	(32.0)	(19.7)
Used vehicle	1,922.4	1,996.1	(73.7)	(3.7)
Finance and insurance, net	352.5	334.7	17.8	5.3
Total variable operations	5,523.0	5,310.1	212.9	4.0
Parts and service	1,164.0	1,172.4	(8.4)	(0.7)
Other	3.4	3.2	0.2
Total revenue	$6,690.4	$6,485.7	$204.7	3.2
Gross profit:
New vehicle	$174.9	$195.9	$(21.0)	(10.7)
Retail used vehicle	113.0	101.8	11.2	11.0
Wholesale	11.5	9.7	1.8
Used vehicle	124.5	111.5	13.0	11.7
Finance and insurance	352.5	334.7	17.8	5.3
Total variable operations	651.9	642.1	9.8	1.5
Parts and service	567.7	555.8	11.9	2.1
Other	0.3	—	0.3
Total gross profit	1,219.9	1,197.9	22.0	1.8
AutoNation Finance income (loss)	0.1	(5.0)	5.1
Selling, general, and administrative expenses	821.9	793.1	(28.8)	(3.6)
Depreciation and amortization	61.8	58.3	(3.5)
Other expense, net	0.3	1.2	0.9
Operating income	336.0	340.3	(4.3)	(1.3)
Non-operating income (expense) items:
Floorplan interest expense	(46.5)	(49.4)	2.9
Other interest expense	(42.3)	(44.6)	2.3
Other income (loss), net	(13.2)	7.0	(20.2)
Income before income taxes	$234.0	$253.3	$(19.3)	(7.6)

Retail vehicle unit sales:
New	62,387	58,863	3,524	6.0
Used	68,000	69,121	(1,121)	(1.6)
	130,387	127,984	2,403	1.9

Revenue per vehicle retailed:
New	$52,064	$50,614	$1,450	2.9
Used	$26,354	$26,530	$(176)	(0.7)

Gross profit per vehicle retailed:
New	$2,803	$3,328	$(525)	(15.8)
Used	$1,662	$1,473	$189	12.8
Finance and insurance	$2,703	$2,615	$88	3.4
Total variable operations(1)	$4,912	$4,941	$(29)	(0.6)

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended March 31,
	2025 (%)	2024 (%)
Revenue mix percentages:
New vehicle	48.5	45.9
Used vehicle	28.7	30.8
Parts and service	17.4	18.1
Finance and insurance, net	5.3	5.2
Other	0.1	—
	100.0	100.0
Gross profit mix percentages:
New vehicle	14.3	16.4
Used vehicle	10.2	9.3
Parts and service	46.5	46.4
Finance and insurance	28.9	27.9
Other	0.1	—
	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	5.4	6.6
Used vehicle - retail	6.3	5.6
Parts and service	48.8	47.4
Total	18.2	18.5
Selling, general, and administrative expenses	12.3	12.2
Operating income	5.0	5.2
Operating items as a percentage of total gross profit:
Selling, general, and administrative expenses	67.4	66.2
Operating income	27.5	28.4

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions)

Segment Operating Highlights	Three Months Ended March 31,
	2025	2024	$ Variance	% Variance
Revenue:
Domestic	$1,717.4	$1,756.7	$(39.3)	(2.2)
Import	2,047.3	1,979.5	67.8	3.4
Premium luxury	2,576.5	2,414.9	161.6	6.7
Total Franchised Dealerships	6,341.2	6,151.1	190.1	3.1
Corporate and other	349.2	334.6	14.6	4.4
Total consolidated revenue	$6,690.4	$6,485.7	$204.7	3.2

Segment income(1):
Domestic	$69.0	$75.2	$(6.2)	(8.2)
Import	126.2	128.8	(2.6)	(2.0)
Premium luxury	178.7	171.6	7.1	4.1
Total Franchised Dealerships	373.9	375.6	(1.7)	(0.5)
AutoNation Finance income (loss)	0.1	(5.0)	5.1
Corporate and other	(84.5)	(79.7)	(4.8)
Add: Floorplan interest expense	46.5	49.4	(2.9)
Operating income	$336.0	$340.3	$(4.3)	(1.3)
(1) Segment income for the Domestic, Import, and Premium Luxury reportable segments is a non-GAAP measure and is defined as operating income less floorplan interest expense.

Retail new vehicle unit sales:
Domestic	16,778	15,902	876	5.5
Import	28,003	27,568	435	1.6
Premium luxury	17,606	15,393	2,213	14.4
	62,387	58,863	3,524	6.0

Retail used vehicle unit sales:
Domestic	18,424	19,763	(1,339)	(6.8)
Import	23,155	23,765	(610)	(2.6)
Premium luxury	19,017	18,963	54	0.3
Other	7,404	6,630	774	11.7
	68,000	69,121	(1,121)	(1.6)

Brand Mix - Retail New Vehicle Units Sold	Three Months Ended
	March 31,
	2025 (%)	2024 (%)
Domestic:
Ford, Lincoln	11.3	10.7
Chevrolet, Buick, Cadillac, GMC	10.7	10.4
Chrysler, Dodge, Jeep, Ram	4.9	5.9
Domestic total	26.9	27.0
Import:
Toyota	20.2	21.5
Honda	12.7	13.2
Nissan	1.4	2.0
Hyundai	3.5	3.4
Subaru	4.1	3.8
Other Import	3.0	2.9
Import total	44.9	46.8
Premium Luxury:
Mercedes-Benz	9.7	8.5
BMW	9.2	8.4
Lexus	3.5	3.7
Audi	2.1	2.2
Jaguar Land Rover	2.2	2.1
Other Premium Luxury	1.5	1.3
Premium Luxury total	28.2	26.2
	100.0	100.0

AutoNation Finance	Three Months Ended March 31,
	2025	2024	$ Variance
Interest margin:
Interest and fee income	$41.9	$21.8	$20.1
Interest expense	(13.9)	(7.0)	(6.9)
Total interest margin	28.0	14.8	13.2
Provision for credit losses	(18.9)	(10.2)	(8.7)
Total interest margin after provision for loan losses	9.1	4.6	4.5
Direct expenses(1)	(9.0)	(9.6)	0.6
AutoNation Finance income (loss)	$0.1	$(5.0)	$5.1

(1) Direct expenses are comprised primarily of compensation expenses and loan administration costs incurred by our auto finance company.

 AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions)

Capital Expenditures / Stock Repurchases	Three Months Ended March 31,
	2025	2024
Capital expenditures	$75.2	$93.7
Cash paid for acquisitions, net of cash acquired	$69.6	$—
Stock repurchases:
Aggregate purchase price(1)	$224.8	$38.7
Shares repurchased (in millions)	1.4	0.2

New Vehicle Floorplan Assistance and Expense	Three Months Ended March 31,
	2025	2024	Variance
Floorplan assistance earned (included in cost of sales)	$31.1	$31.9	$(0.8)
New vehicle floorplan interest expense	(44.0)	(46.6)	2.6
Net new vehicle inventory carrying expense	$(12.9)	$(14.7)	$1.8

Balance Sheet and Other Highlights	March 31, 2025	December 31, 2024	March 31, 2024
Cash and cash equivalents	$70.5	$59.8	$60.3
Inventory	$3,231.6	$3,360.0	$3,002.7
Floorplan notes payable	$3,558.9	$3,709.7	$3,270.9
Auto loans receivable, net	$1,397.7	$1,057.1	$517.9
Non-recourse debt	$1,080.2	$826.0	$345.2
Non-vehicle debt	$3,962.7	$3,762.1	$3,873.8
Equity	$2,403.2	$2,457.3	$2,359.8

New days supply (industry standard of selling days)	38 days	39 days	44 days
Used days supply (trailing calendar month days)	36 days	37 days	31 days

Key Credit Agreement Covenant Compliance Calculations (2)
Leverage ratio		2.56x
Covenant	less than or equal to	3.75x

Interest coverage ratio		4.33x
Covenant	greater than or equal to	3.00x

(1) Excludes excise taxes imposed under Inflation Reduction Act.
(2) Calculated in accordance with our credit agreement as filed with our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

Comparable Basis Reconciliations(1)
	Three Months Ended March 31,
	Operating Income		Income Before Income Taxes		Income Tax Provision(2)		Effective Tax Rate		Net Income		Diluted Earnings Per Share(3)
	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024
As reported	$336.0	$340.3	$234.0	$253.3	$58.5	$63.2	25.0%	25.0%	$175.5	$190.1	$4.45	$4.49
Increase (decrease) in compensation expense related to market valuation changes in deferred compensation obligations(4)	(1.5)	7.3	—	—	—	—			—	—	$—	$—
Net loss on equity investments	—	—	11.5	—	2.8	—			8.7	—	$0.22	$—
Adjusted	$334.5	$347.6	$245.5	$253.3	$61.3	$63.2	25.0%	25.0%	$184.2	$190.1	$4.68	$4.49

	Three Months Ended March 31,
	SG&A		SG&A as a Percentage of Gross Profit (%)
	2025	2024	2025	2024
As reported	$821.9	$793.1	67.4	66.2
Excluding:
Increase (decrease) in compensation expense related to market valuation changes in deferred compensation obligations	(1.5)	7.3
Adjusted	$823.4	$785.8	67.5	65.6

(1)	Please refer to the “Non-GAAP Financial Measures” section of the Press Release.
(2)	Tax expense is determined based on the amount of additional taxes or tax benefits associated with each individual item.
(3)	Diluted earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.
(4)
Increases and decreases in deferred compensation obligations, which are recorded in SG&A, are substantially offset by corresponding gains and losses, respectively, related to changes in the cash surrender value of corporate-owned life insurance ("COLI") for deferred compensation plan participants as a result of changes in market performance of the underlying investments; therefore, the net impact to net income and earnings per share is de minimis. Gains and losses related to the COLI are recorded in non-operating Other Income (Loss), Net.

Free Cash Flow	Three Months Ended March 31,
	2025	2024
Net cash provided by (used in) operating activities	$(52.5)	$294.5
Net payments of vehicle floorplan - non-trade	(0.9)	(93.5)
Increase in auto loans receivable, net	365.4	149.5
Adjusted cash provided by operating activities	312.0	350.5
Purchases of property and equipment	(75.2)	(93.7)
Adjusted free cash flow	$236.8	$256.8
Adjusted net income	$184.2	$190.1
Adjusted free cash flow conversion %	129	135

AUTONATION, INC.
UNAUDITED SAME STORE DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended March 31,
	2025	2024	$ Variance	% Variance
Revenue:
New vehicle	$3,247.6	$2,947.4	$300.2	10.2
Retail used vehicle	1,766.5	1,804.1	(37.6)	(2.1)
Wholesale	127.7	158.4	(30.7)	(19.4)
Used vehicle	1,894.2	1,962.5	(68.3)	(3.5)
Finance and insurance, net	349.2	330.4	18.8	5.7
Total variable operations	5,491.0	5,240.3	250.7	4.8
Parts and service	1,160.6	1,137.2	23.4	2.1
Other	3.4	3.3	0.1
Total revenue	$6,655.0	$6,380.8	$274.2	4.3
Gross profit:
New vehicle	$174.9	$194.2	$(19.3)	(9.9)
Retail used vehicle	111.7	100.3	11.4	11.4
Wholesale	11.7	10.0	1.7
Used vehicle	123.4	110.3	13.1	11.9
Finance and insurance	349.2	330.4	18.8	5.7
Total variable operations	647.5	634.9	12.6	2.0
Parts and service	565.8	544.1	21.7	4.0
Other	0.3	—	0.3
Total gross profit	$1,213.6	$1,179.0	$34.6	2.9

Retail vehicle unit sales:
New	62,379	58,227	4,152	7.1
Used	66,787	67,850	(1,063)	(1.6)
	129,166	126,077	3,089	2.5

Revenue per vehicle retailed:
New	$52,062	$50,619	$1,443	2.9
Used	$26,450	$26,590	$(140)	(0.5)

Gross profit per vehicle retailed:
New	$2,804	$3,335	$(531)	(15.9)
Used	$1,672	$1,478	$194	13.1
Finance and insurance	$2,703	$2,621	$82	3.1
Total variable operations(1)	$4,922	$4,956	$(34)	(0.7)

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended March 31,
	2025 (%)	2024 (%)
Revenue mix percentages:
New vehicle	48.8	46.2
Used vehicle	28.5	30.8
Parts and service	17.4	17.8
Finance and insurance, net	5.2	5.2
Other	0.1	—
	100.0	100.0
Gross profit mix percentages:
New vehicle	14.4	16.5
Used vehicle	10.2	9.4
Parts and service	46.6	46.1
Finance and insurance	28.8	28.0
Other	—	—
	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	5.4	6.6
Used vehicle - retail	6.3	5.6
Parts and service	48.8	47.8
Total	18.2	18.5